FORM 8-A12G

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Tarheel Billboard, Inc.
(Name of small business issuer in its charter)

Nevada	7312	45-5604515
(State or other Employer jurisdiction of Identification incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Number)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Form S-1, File No. 333-183781

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share, of Tarheel Billboard, Inc., a Nevada corporation (“the Company”), is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws of the Company, which are set forth as Exhibits 3.1 and Exhibit 3.2 to this registration statement and are incorporated herein by reference.

A description of the Company’s common stock to be registered is set forth under “Description of Securities” in the Company’s registration statement on Form S-1 (File No. 333-183781), filed with the U.S. Securities and Exchange Commission on September 7, 2012 and declared effective on January 30, 2013 (the “Registration Statement”).

Exhibits.

3.1*	Articles of Incorporation of the registrant as filed with the Secretary of State of Nevada

3.2*	By-laws of the registrant

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Tarheel Billboard, Inc.

Date: July 10, 2013	By:	/s/ David Temple
David Temple
President and Director

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